Exhibit 99.1

Ramaco Resources, Inc. Announces Increase to its First-Quarter 2024 Class A Dividend, Initial 2024 Guidance, and Rare Earth Element Update

LEXINGTON, Ky., December 6, 2023 /PRNewswire/ – Ramaco Resources, Inc. (NASDAQ: METC, METCB, "Ramaco" or the "Company"), a leading operator and developer of high-quality, low-cost metallurgical coal, today provided an update on several operational and financial matters.

RAMACO ANNOUNCES INCREASE TO ITS CLASS A DIVIDEND

●	In-line with the Company’s historic dividend policy, Ramaco's Board of Directors has approved an increase in the Class A dividend by 10%. This is the third such increase since the original dividend was declared in 2022.

●	The Board also approved and declared the quarterly Class A common stock cash dividend of $0.1375 per share for the first quarter of 2024. The first quarter dividend is payable on March 15, 2024, to shareholders of record on March 1, 2024.

●	The Board will announce the amount and timing of the Class B common stock dividend after completion of the Company’s year-end financials in February 2024.

RAMACO ANNOUNCES INITIAL 2024 GUIDANCE

●	The Company is issuing initial guidance for the 2024 calendar year. For production volumes, the Company expects between 3.9 – 4.4 million tons, with and ability to vary the range of the production levels largely dependent on market demand and outlook.

●	As of November 30, 2023, the Company has sales commitments of over 2 million tons for delivery in 2024. This consists of had 1.3 million tons committed to North American customers at an average realized price of $167 per ton. The Company additionally has 0.7 million tons committed at index-linked pricing for delivery to export customers.

●	The Company anticipates that 2024 sales will ultimately exceed production by at least 0.2 million tons, as it continues to monetize its current elevated inventory levels. Should additional purchase coal opportunities emerge, 2024 sales may exceed production by additional greater amounts.

●	Ramaco anticipates its 2024 cash cost of sales will be in the range of $105 - $111 per ton, as increased production levels are partially offset by continued inflationary cost pressure.

●	The Company anticipates capital expenditures in 2024 of between $45 - $55 million, at the midpoint of production guidance. Even at the high end of production guidance, the Company anticipates 2024 capital expenditures to remain well below 2023 figures, as the production range is driven more by demand factors as opposed to capex spend.

●	The range for the Company’s 2024 selling, general and administrative costs is between $38 - $42 million, excluding non-cash stock compensation. The Company expects interest expense of less than $5 million, and an effective tax rate of 20 – 25%.

●	Lastly, the Company anticipates depreciation, depletion, and amortization of $57 - $63 million.

RAMACO ANNOUNCES RARE EARTH ELEMENT UPDATE

●	The Company anticipates that Weir International, the mining consultancy that authored the original May 2023 Exploration Technical Summary Report, will provide an updated year-end report which will be available early next year.

●	The Company continues with further drilling and independent chemical testing following development mining which commenced in October. It will continue to release regular disclosure of ongoing results.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has three active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In May 2023, the Company announced that a major rare earth deposit of primary magnetic rare earths was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 50 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at http://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the impact of the COVID-19 global pandemic, unexpected delays in our current mine development activities, the ability to successfully ramp up production at the Berwind and Knox Creek complexes, the timing of the Elk Creek preparation plant to come online, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the further decline of demand for coal in export markets and underperformance of the railroads, the expected benefits of the Ramaco Coal and Maben acquisitions to the Company’s shareholders, the anticipated benefits and impacts of the Ramaco Coal and Maben acquisitions, and the Company's ability to successfully develop the Brook Mine, including whether the increase in the Company's exploration target and estimates for such mine are realized. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Point of Contact:

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455

MEDIA: press@ramacometc.com

SOURCE Ramaco Resources, Inc.

Reconciliation of Non-GAAP Measures

Non-GAAP cash cost per ton sold is calculated as cash cost of coal sales less transportation costs and idle mine costs, divided by tons sold. We believe cash cost per ton provides useful information to investors as these enable investors to compare cash cost per ton for the Company against similar measures made by other publicly-traded coal companies and more effectively monitor changes in costs from period to period excluding the impact of transportation costs, which are beyond our control. The adjustments made to arrive at these measures are significant in understanding and assessing the Company’s financial performance. Cash cost per ton are not measures of financial performance in accordance with GAAP and therefore should not be considered as a substitute to cost of sales under GAAP. The table below show how we calculate non-GAAP cash cost per ton:

Non-GAAP cash cost per ton

	Nine months ended September 30, 2023
	Company	Purchased
5(In thousands, except per ton amounts)	Produced	Coal	Total
Cost of sales	$338,629	$15,754	$354,383
Less: Adjustments to reconcile to Non-GAAP cash cost of sales
Transportation costs	(72,894)	(1,573)	(74,467)
Idle mine costs	(2,937)	—	(2,937)
Non-GAAP cash cost of sales	$262,798	$14,181	$276,979
Tons sold	2,372	96	2,467
Cash cost per ton sold	$111	$148	$112